EXHIBIT 3(i) - SECOND RESTATED CERTIFICATE OF INCORPORATION OF MEASUREMENT
SPECIALTIES, INC.
December 31, 1997

The undersigned Corporation does hereby restate its Certificate of Incorporation in accordance with the provisions of N.J.S.A. 14A:9-5 as follows:


1.Name.
The name of the Corporation is MEASUREMENT SPECIALTIES, INC.



2.Principal Office and Registered Agent.
The location of the principal office of the Corporation is 169 Ramapo Valley Road, P.O. Box 20, Oakland,
Bergen County, New Jersey 06436.  The name of the agent in charge of the principal office and upon whom process against the Corporation may be served is Michael C. Rudolph.



3.Objects.
The objects for which the Corporation is formed are:

(a)To engage in the business of developing, manufacturing and marketing measuring devices for use in consumer, commercial and industrial products, but this shall in no way limit the Corporation's authority to develop, manufacture and market other types of consumer, commercial and industrial products.

(b)To buy, sell, lease, mortgage and maintain real property or any interest and rights in real or personal property.

(c)To borrow or lend money; to make, issue and receive promissory notes and other types of evidences of indebtedness, whether or not secured by mortgage, pledge or other lien, and to secure same by mortgage, pledge or otherwise.

(d)To engage in any business authorized by the Laws of the State of New Jersey, and to do everything necessary, suitable and proper to accomplish the objectives enumerated above.

(e)The Corporation shall also have power to conduct its business at any location in the State of New
Jersey, in any other state or territory of the United States of America or in any foreign country or place.



4.Authorized Shares.
The Corporation is authorized to issue 21,200,000 shares of stock.



5.Division of Shares into Classes.
The Corporation is authorized to divide its shares into three (3) classes, as follows:

(a)20,000,000 shares without par value shall be designated as Common Stock.

(b)100,000 shares with a par value of $5.00 per share shall be designated as Series A Convertible
Preferred Stock.

(c)100,000 shares with a par value of $5.00 per share shall be designated as Series B Convertible
Preferred Stock.

(d)21,756 shares with a par value of $1.75 per share shall be designated as Series C Preferred Stock.

The Board of Directors is authorized, with respect to the remaining 978,244 authorized shares that have not been previously been classified: (i) to divide such shares into classes and into series within any class or classes; (ii) to determine the designation and the number of shares of any class or series; and (iii) to make all other divisions and determinations related thereto.  Before issuing any shares authorized by this section, the Board of Directors shall cause this Restated Certificate of Incorporation to be amended in accordance with the provisions of N.J.S.A. 14A:7-2.



6.Relative Rights, Privileges and Limitations on Stock.

(a)Common Stock.
(i)Voting Rights.  Except as otherwise provided herein, the holders of Common Stock shall have equal right to vote, or consent in lieu of voting, at all meetings of the shareholders of the Corporation, or otherwise, in respect to any matter upon which the vote or the consent in lieu of voting of the shareholder is required, including without limitation the election of directors.  Each common share shall be entitled to one vote.

(ii)Dividends.  No dividends shall be payable on the Common Stock if there are any accrued dividends on the Series A or Series B Convertible Preferred stock that have not been paid.


(b)Series A Convertible Preferred Stock.
(i)Voting Rights.  Except as otherwise provided herein, the holders of Series A Convertible Preferred Stock shall have equal right to vote, or consent in lieu of voting, at all meetings of the shareholders of the
Corporation, or otherwise, in respect to any matter upon which the vote, or the consent in lieu of voting, of the shareholders is required, including without limitation the election of directors.  Each preferred share shall be entitled to one vote.

(ii)Exchange of Series A Preferred Stock for Common Stock.  Each holder of Series A Convertible Stock shall, subject to the conditions set forth below, upon surrender of the certificates therefor, exchange his or her Series A Convertible Preferred Stock into fully paid and non-assessable Common Stock of the
Corporation at the exchange rate of one share of Common Stock for each share of Series A Preferred
Stock (the "Exchange Rate").  Shares of Series A Preferred Stock shall be exchanged only upon such conditions and at such times as follows:

    (A)As promptly as practicable after the exchange, and in any event, within fifteen (15) calendar days thereafter, the Corporation, at its expense (including payment by it of any applicable issue taxes) will issue and deliver to the holder of record of such Common Stock, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of shares of
Common Stock issuable upon such conversion, including fractional shares.

    (B)The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of
Series A Preferred Stock from time to time outstanding.

    (C)If, prior to the exercise of the exchange, the Corporation shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either case, the Exchange Rate per share of the Common Stock and the conversion premium payable therefor shall be proportionately reduced; and, conversely, in the event that the Corporation shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exchange Rate per share of the
Common Stock and the conversion premium payable therefor shall be proportionately increased and the number of shares of Common Stock at that time into which a share  of Series A Convertible Preferred
Stock may be converted shall be proportionately decreased.  If the Corporation shall at any time prior to the exercise of the exchange declare a dividend payable in cash on its Common Stock and at substantially the same time offer its holders of Common Stock a right to purchase Common Stock from the proceeds of such dividend or for an amount substantially equal to such dividend, then, in such cases, all Common Stock so issued shall be deemed to have been issued as a stock dividend.  Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the exchange thereof.

(iii)Cumulative Dividends.  Each share of Series A Convertible Preferred Stock shall earn an annual cumulative cash dividend of $.675 per share from date of issuance.  Dividends shall be payable quarterly on the first day of each calendar quarter commencing October 1, 1986.  No dividends shall be payable on the Common Stock or any other series of Preferred Stock if there are any accrued dividends on the Series
A Convertible Preferred Stock that have not been paid.  Unpaid cumulative dividends on such Preferred
Stock shall not bear interest.  After accrued dividends on Series A Convertible Stock have been paid, additional dividends may be declared and paid or set aside from any remaining surplus for payment in any year ratably and equally per share on all shares of Preferred and Common Stock.

(iv)Liquidation.  In the event of the dissolution, liquidation, or winding up of the Corporation, or a sale of all its assets, whether voluntary or involuntary, or in the event of its insolvency, there shall be paid to the holders of the shares of Series A Preferred Stock the sum of $5.00 per share, plus accrued dividends, before any sums shall be paid or any assets distributed among the holders of the Corporation's Common
Stock.  If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the shares of Series A Convertible Stock and other series of Preferred Stock of the amount thus distributable, then the entire assets of the Corporation shall be distributed ratably among the holders of
Series A Convertible Stock and the holders of other series of Preferred Stock.  After the foregoing payments have been made to the holders of shares of Series A Convertible Preferred Stock and holders of other series of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among and paid to the holders of the Common Stock, share and share alike, and in proportion to their shareholdings.  The foregoing provisions of this paragraph shall not, however, be deemed to require the distribution of assets among the holders of the Series A Convertible Preferred Stock and the holders of the Common Stock in the event of a consolidation, merger, lease, or liquidation or winding up of the enterprise.

(v)Redemption.  The Corporation shall have the right to redeem all, but not less than all, of the Series A
Convertible Stock at a redemption price of $5.00 per share plus accrued and unpaid cumulative dividends as of the date of redemption if redeemed from date of issuance through August 30, 1986; and thereafter at
$5.25 per share through September 30, 1987; and thereafter at $5.50 per share through September 30,
1988 and thereafter at $6.00 per share.


(c)Series B Convertible Preferred Stock.
(i)Voting Rights.  Except as otherwise provided herein, the holders of Series B Convertible Preferred Stock shall have equal right to vote, or consent in lieu of voting, at all meetings of the shareholders of the
Corporation, or otherwise, in respect to any matter upon which the vote, or the consent in lieu of voting, of the shareholders is required, including without limitation the election of directors.  Each preferred share shall be entitled to one vote.  Commencing September 1, 1988 the holders of the Series B Preferred Stock shall vote as a separate class with respect to the election of such number of directors of the Corporation as shall be equal to a majority of the Board of Directors as constituted on and after September 1, 1988.

(ii)Exchange of Series B Preferred Stock for Common Stock.  Each holder of Series B Convertible Stock shall, subject to the conditions set forth below, upon surrender of the certificates therefor, exchange his or her Series B Convertible Preferred Stock into fully paid and non-assessable Common Stock of the
Corporation at the exchange rate of one share of Common Stock for each share of Series B Preferred
Stock (the "Exchange Rate").  Shares of Series B Preferred Stock shall be exchanged only upon such conditions and at such times as follows:

    (A)As promptly as practicable after the exchange, and in any event within fifteen (15) calendar days thereafter, the Corporation, at its expense (including payment by it of any applicable issue taxes), will issue and deliver to the holder of record of such Preferred Stock, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, including fractional shares.

    (B)The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of
Series B Preferred Stock from time to time outstanding.

    (C)If, prior to the exercise of the exchange, the Corporation shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either case, the Exchange Rate per share of the Common Stock and the conversion premium payable therefor shall be proportionately reduced; and, conversely, in the event that the Corporation shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exchange Rate per share of the
Common Stock and the conversion premium payable therefor shall be proportionately increased, and the number of shares of Common Stock at that time into which a share of Series B Convertible Stock may be converted shall be proportionately decreased.  If the Corporation shall, at any time prior to exercise of the exchange, declare a dividend payable in cash on its Common Stock and at substantially the same time offer its holders of Common Stock a right to purchase Common Stock from the proceeds of such dividend or for an amount substantially equal to such dividend, then, in such case, all Common Stock so issued shall be deemed to have been issued as a stock dividend.  Any dividend paid or distributed upon the
Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the exchange thereof.

(iii)Cumulative Dividends.   Each share of Series B Convertible Preferred Stock shall earn an annual cumulative cash dividend of $.50 per  share from date of issuance.  Dividends shall be payable annually on the first day of April commencing April 1986.  No dividends shall be payable on the Common Stock or any other series of Preferred Stock if there are any accrued dividends on the Series B Convertible
Preferred Stock that have not been paid.  Unpaid cumulative dividends on such Preferred Stock shall not bear interest.  After accrued dividends on Series B Convertible Stock has been paid, additional dividends may be declared and paid or set aside from any remaining surplus for payment or in any year ratably and equally per share on all shares of Preferred and Common Stock.

(iv)Liquidation.  In the event of the dissolution, liquidation, or winding up of the Corporation, or a sale of all its assets, whether voluntary or involuntary, or in the event of its insolvency, there shall be paid to the holders of the shares of Series B Preferred Stock the sum of $5.00 per share, plus accrued dividends before any sums shall be paid or any assets distributed among the holders of the Corporation's Common
Stock (if the assets of the Corporation shall be insufficient to permit the  payment in full to the holders of the shares of Series B Convertible Stock and other series of Preferred Stock of the amount thus distributable, then the entire assets of the Corporation shall be distributed ratably among the holders of
Series B Convertible Stock and the holders of other series of Preferred Stock); and after the foregoing payments to the holders of shares of Series A Convertible Preferred Stock and the holders of other series of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among, and paid to, the holders of the Common Stock, share and share alike, and in proportion to their shareholdings.  The foregoing provisions of this paragraph shall not, however, be deemed to require the distribution of assets among the holders of the Series B Convertible Preferred Stock and the holders of the Common Stock in the event of a consolidation, merger, lease, or sale, which does not in fact result in the liquidation or winding up of the enterprise.

(v)Redemption.  The Corporation shall have the right to redeem all, but not less than all, of the Series B
Convertible Stock at a redemption price of $5.00 per share plus accrued and unpaid cumulative dividends as of the date of redemption if redeemed from date of issuance through September 30, 1986; at $5.25 per share after September 30, 1986 through September 30, 1987, at $5.50 per share after September 30,
1987 through August 30, 1988 and after August 30, 1988 at $6.00 per share.


(d)Series C Convertible Preferred Stock.
(i)Voting Rights.  The holders of Series C Convertible Preferred Stock shall have equal right to vote, or consent in lieu of voting, at all meetings of the shareholders of the Corporation, or otherwise, in respect to any matter upon which the vote, or the consent in lieu of voting, of the shareholders is required, including without limitation the election of directors.

(ii)Exchange of Series C Preferred Stock for Common Stock.  At any time prior to the end of the third anniversary date of each certificate, each holder of Series C Preferred Stock, subject to the conditions set forth below, upon surrender of the certificates therefor, shall have the right to exchange his or her Series C
Preferred Stock into fully paid and non-assessable Common Stock of the Corporation at the following exchange rates:  (a)  For Series C Preferred Stock exchanged on or before the first anniversary date of this certificate, one share of Common Stock for 1.05 shares of Series C Preferred Stock; (b) For Series C
Preferred Stock exchanged after the first anniversary date and on or before the second anniversary date of this certificate, one share of Common Stock for 1.10 shares of Series C Preferred Stock; and (c) For
Series C Preferred Stock exchanged after the second anniversary date and on or before the third anniversary date of this certificate one share of Common Stock for 1.15 shares of Series C Preferred
Stock.

Shares of Series C Preferred Stock shall be exchanged only upon such conditions and at such times as follows:
    (A)As promptly as practicable after the exchange, and in any event within fifteen (15) calendar days thereafter, the Corporation, at its expense (including payment by it of any applicable issue taxes), will issue and deliver to the holder of record of such Preferred Stock, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, including fractional shares.

    (B)The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of
Series C Preferred Stock from time to time outstanding.

    (C)If, prior to the exercise of the exchange, the Corporation shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either case, the Exchange Rate per share of the Common Stock and the conversion premium payable therefor shall be proportionately reduced; and, conversely, in the event that the Corporation shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exchange Rate per share of the
Common Stock and the conversion premium payable therefor shall be proportionately increased, and the number of shares of Common Stock at that time into which a share of Series C Convertible Stock may be converted shall be proportionately decreased.  If the Corporation shall, at any time prior to exercise of the exchange, declare a dividend payable in cash on its Common Stock and at substantially the same time offer its holders of Common Stock a right to purchase Common Stock from the proceeds of such dividend or for an amount substantially equal to such dividend, then, in such case, all Common Stock so issued shall be deemed to have been issued as a stock dividend.  Any dividend paid or distributed upon the
Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the exchange thereof.  Issuance of shares of a subsidiary of the Corporation as a dividend to the
Corporation's shareholders shall have no effect on the Exchange Rate.

    (D)"Anniversary Date" shall mean the month and day on which this certificate is issued.

    (E)"Exchange Rate" shall mean the Exchange Rate which shall apply in accordance with the applicable terms of subparagraph (ii)(A), (ii)(B), or (ii)(C), at the Corporation's option.

(iii)Cumulative Dividends.   Each share of Series C Preferred Stock shall earn an annual cumulative cash dividend of $.14 per  share from date of issuance.  Dividends shall be payable annually on the tenth day of
December commencing December 1992.  No cash dividends shall be payable on the Common Stock or any other series of Preferred Stock if there are any accrued dividends on the Series C Convertible
Preferred Stock that have not been paid.   (The foregoing prohibition shall have no application to the declaration or issuance of stock dividends.)  Unpaid cumulative dividends shall not bear interest.

(iv)Liquidation.  In the event of the dissolution, liquidation, or winding up of the Corporation, or a sale of all its assets, whether voluntary or involuntary, or in the event of its insolvency, there shall be paid to the holders of the shares of Series C Preferred Stock the sum of $1.75 per share, plus accrued dividends before any sums shall be paid or any assets distributed among the holders of the Corporation's Common
Stock. If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the shares of Series C Stock and other series of Preferred Stock of the amount thus distributable, then the entire assets of the Corporation shall be distributed ratably among the holders of Series C Stock and the holders of other series of Preferred Stock.  After the foregoing payments to the holders of shares of Series
C Preferred Stock and the holders of other series of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among, and paid to, the holders of the Common Stock, share and share alike, and in proportion to their shareholdings.  The foregoing provisions of this paragraph shall not, however, be deemed to require the distribution of assets among the holders of the Series C Preferred
Stock and the holders of the Common Stock in the event of a consolidation, merger, lease, or sale, which does not in fact result in the liquidation or winding up of the enterprise.

(v)Redemption.  The Corporation shall have the right to redeem all, but not less than all, of the Series C
Preferred Stock at a redemption price of $1.75 per share plus accrued and unpaid cumulative dividends as of the date of redemption.

(vi)Registration Rights.  In the event the Corporation shall file a registration statement or notification pursuant to Regulation A ("Registration Statement") for any offering of any equity securities issued or to be issued by it, the holders of common shares which have been issued upon the conversion of Series C
Preferred Stock shall have the right to register such common shares as part of such registration statement.  Such registration shall be without cost to the owners, with the exception of fees to their own counsel and sales commissions incurred if the underlying shares are sold.  The registration rights contemplated herein shall be limited, in the case of an offering pursuant to Regulation A, to the amount of the available exemption; and shall not attach to any registration filed on Form S-8 or Form S-4.

(vii)Right of Repurchase.  In the event any of the holder of Series C Preferred Shares shall desire to sell their shares, he or she as a condition to any such sale shall provide the Corporation with written notice stating the date (which shall be not less than fifteen days from the date of this notice) price and terms of the intended sale.  Within ten days
after such notice the Corporation shall have the right, which right shall be  exercised  by  written  notice to the holder,  to purchase the Series C shares intended for sale subject to the same price and terms as set forth in the holder's notice to the Corporation.  In the event the Corporation fails to exercise such right, the holder shall be free to sell the Series C Preferred shares in accordance with the terms set forth in the holder's notice.  All notices hereunder shall be made by fax transmission and by Federal Express or other similar means of delivery and shall be deemed made on the date of delivery to the recipient.



7.Miscellaneous.

(a)Adoption and Amendment of By-Laws.  The shareholders, or the Board of Directors of the Corporation, without the assent or vote of the shareholders, shall have the power to adopt, alter, amend or repeal the
By-Laws of the Corporation.


(b)Indemnification of Officers and Directors.  To the fullest extent that the Business Corporation Act of the
State of New Jersey, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of Directors, no director of this Corporation shall be liable to this
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.  No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any Director of this Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or appeal.


(c)Transactions with Officers and Directors.  A director or officer of the Corporation shall not, in the absence of fraud, be disqualified by his or her office from dealing with or contracting with the Corporation as vendor, purchaser or otherwise.  In absence of fraud, no transaction, contract or act of the Corporation, the Board of Directors, or any other duly constituted committee, shall be void, voidable or affected by reason of the fact that any director or officer of the Corporation, or any firm of which any director or officer of the Corporation is a member, or any corporation of which any director of officer of the Corporation is an officer, director, or shareholder, is in any way interested in the transaction, contract or act, if either:
(i)The fact of such common directorship, officership or financial or other interest is disclosed or known to the Board of Directors or the Executive Committee, and the Board of Directors or the Executive Committee
approves the transaction, contract or act by a vote sufficient for such purposes without the vote of such interested director, if any, provided that any such director may be counted in determining the presence of a quorum at any such meeting of the Board of Directors of the Executive Committee or;

(ii)The fact of such common directorship, officership or financial or other interest is disclosed or known to the shareholders entitled to vote on the transaction, contract or act and the transaction, contract or act is approved by vote of the shareholders entitled to vote thereon, whether or not the Board of Directors or the
Executive Committee has approved the transaction, contract or act.

(iii)Any such transaction, contract or act that is ratified by a majority in interest of a quorum of the shareholders of the Corporation having voting power at any annual or special meeting called for such purpose shall, if such common ownership or financial or other interest is disclosed in the notice of the meeting, be valid and binding as though approved or ratified by every shareholder of the Corporation, except as otherwise provided by the Laws of the State of New Jersey; provided, however, that any failure of the shareholders to approve or ratify such transaction, contract or act, when and if submitted, shall not be deemed in any way to invalidate the transaction, contract or act, or deprive the Corporation, its directors or its officers of their right to proceed with the transaction, contract or act.


(d)No Pre-Emptive Rights.  No shareholder of the Corporation shall have a pre-emptive right because of his or her shareholdings to have first offered to him or her any part of any of the presently authorized shares of the Corporation hereafter issued, optioned, or sold, or any part of any debenture, bonds, notes, or securities of the Corporation convertible into shares hereafter issued, optioned, or sold by the
Corporation.  This provision shall operate to defeat rights in all shares and classes of shares now authorized and in all debentures, bonds, notes or securities of the Corporation that may be convertible into shares, and also to defeat pre-emptive rights in any and all shares and classes of shares and securities convertible into shares which the Corporation may be hereafter authorized to issue by any amended certificate duly filed.  Thus, any and all of the shares of the Corporation presently authorized, and any and all debentures, bonds, notes or securities of the Corporation convertible into shares and any and all of the shares of the Corporation that may hereafter be authorized, may at any time be issued, captioned and contracted for sale, and/or sold and disposed of by direction of the Board of Directors seem proper and advisable, without first offering the said shares or securities or any part thereof to existing shareholders.



8.Board of Directors.

(a)Number of Directors.  The Corporation shall have at least five (5) and not more than nine (9) Directors.
The number of Directors shall be fixed by the Board.


(b)Election and Term of Directors.
(i)Except as otherwise provided, Directors shall hold office for terms of three (3) years or until their successors are elected and qualify.

(ii)Directors shall be divided into three (3) groups, to be known as Group A, Group B, and Group C.  The number of Directors in each Group shall be as nearly equal as possible.

(iii)Commencing with the 1997 annual meeting, there shall be three (3) Directors in Group A, two (2)
Directors in Group B, and two (2) Directors in Group C.  Group A Directors shall be elected for an initial term of three (3) years and until their successors are elected and qualify; Group B Directors shall be elected for an initial term of two (2) years and until their successors are elected and qualify; and Group C
Directors shall be elected for an initial term of one (1) year and until their successors are elected and qualify.  After the initial terms set forth in this subsection, Directors shall be elected for terms of three (3)
years.


(c)Vacancies and Newly Created Directorships.  Any directorship not filled at an annual meeting, and any vacancy that occurs in the Board as a result of resignation, death, increase in the number of Directors, or otherwise, may be filled by the affirmative vote of a majority of the remaining Directors.  Directors elected by the Board to fill vacancies that occur other than as a result of an increase in the number of Directors shall hold office until the next annual meeting of Shareholders or until their successors shall have been elected and qualified, or until their prior resignation or removal. Directors elected to fill vacancies that occur for any other reason shall hold office until the expiration of the term of the Director being replaced or until their successors shall have been elected and qualified, or until their prior resignation or removal.



9.Term of Existence.
The period of existence of this Corporation is unlimited.


IN WITNESS WHEREOF, this Second Restated Certificate of Incorporation has been executed on this
31st day of December 1997.
Attest:                           Measurement Specialties, Inc.

Damon Germanton, Secretary        Joseph R. Mallon, Jr., President